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                                                                  Exhibit 3.32


                                      By-Laws

                                         of

                          LATAS DE ALUMINIO REYNOLDS, INC.

                     (Incorporated under the Laws of Delaware)


                               ARTICLE I - Stock

          1. CERTIFICATES FOR STOCK. Certificates of Stock shall be issued in numerical order, be signed by the Chairman of the Board of Directors, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, and sealed with the corporate seal.

          2. TRANSFERS OF STOCK. Transfers of stock shall be made only upon the books of the corporation, and only by the person named in the certificate or by attorney, lawfully constituted in writing, and only upon surrender of the certificate therefor. The directors may by resolution make reasonable regulations for the transfers of stock.

          3. HOLDERS OF RECORD. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names and the corporation shall not be bound to recognize any equitable or other claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of Delaware.

          4. LOST OR DESTROYED CERTIFICATES. In case of loss or destruction of any certificate of stock another may be issued in its place upon satisfactory proof of such loss or destruction and upon the giving of a satisfactory bond of indemnity to the corporation, all as determined either expressly by the directors or pursuant to general authority granted by them.

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                   ARTICLE II - Stockholders' Meetings

          1. PLACE OF MEETINGS. Meetings of the stockholders shall be held at such place, within or outside the State of Delaware, as the Board of Directors may determine.

          2. ANNUAL MEETING. The annual meeting of the stockholders of the corporation, for the election of directors to succeed those whose terms expire, and for the transaction of such other business as may come before the meeting, shall be held on the first Friday after April 15th of each year, if not a legal holiday, and if a legal holiday, then on the first business day following, at 10:00 o'clock in the A.M., or on such other date and at such other time as may be fixed by the Board of Directors. If the annual meeting of the stockholders be not held as herein prescribed, the election of directors may be held at any meeting thereafter called pursuant to these By-Laws.

          3. SPECIAL MEETINGS. Special meetings of the stockholders may be called by the Chairman of the Board of Directors, or the President, or by the Board of Directors, and shall be called at any time by the Board of Directors upon the request in writing of stockholders owning a majority of the outstanding stock of the corporation, and entitled to vote. Such request must state the purpose of the meeting.

          4. NOTICE OF MEETINGS. Written notice of the place, date and hour of the annual and of all special meetings of the stockholders and, in the case of special meetings, of the purpose or purposes for which such special meeting is called, shall be given in the manner specified in Section 1 of
Article VII of these By-Laws not less than ten (10) nor more than sixty (60) days prior to the meeting, to each stockholder of record of the corporation entitled to vote thereat. Business transacted at all special meetings shall be confined to the purposes stated in the notice.

          5. QUORUM. A quorum at any annual or special meeting of the stockholders shall consist of stockholders holding a majority of the capital stock of this corporation outstanding and entitled to vote thereat, represented either in person or by proxy, except as otherwise specifically provided by law or in the Certificate of Incorporation.

          6. ADJOURNED MEETINGS. If a quorum be not present at a properly called stockholders' meeting, the meeting may be adjourned from time to time by a majority in interest of those present in person or by proxy and entitled to vote thereat.

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At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting; otherwise, no notice of such adjourned meeting need be given if the time and place thereof are announced at the meeting at which the adjournment is taken. The absence from any meeting of stockholders holding the number of shares of stock of the corporation required by law, the Certificate of Incorporation or these By-Laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat in person or by proxy stockholders holding the number of shares of stock of the corporation required in respect: of such other matter or matters.

          7. LIST OF STOCKHOLDERS. A complete list of the stockholders entitled to vote at each annual or special meeting of the stockholders of the corporation, arranged in alphabetical order, showing the address of record of each and the number of voting shares held by each, shall be prepared by the Secretary, who shall have charge of the stock ledger, and filed in the city (or, if such meeting is to be held at a place not within any city, then in the county) where the meeting is to be held, at a location specified in the Notice of Meeting, or if no such location is specified in such notice, at the place where the meeting is to be held, at least ten (10) days before every such meeting, and shall, during the usual hours for business, be open to the examination of any stockholder for any purpose germane to the meeting, and during the whole time of said meeting be open to the examination of any stockholder.

          8. VOTING. Subject to the provisions of Article VI, Section 2 of these By-Laws, each holder of stock of a class which is entitled to vote in any election or on any other questions at any annual or special meeting of the stockholders shall be entitled to one vote, in person or by written proxy, for each share of such class held of record. Except where, and to the extent that, a different percentage of votes and/or a different exercise of voting power is prescribed by law, the Certificate of Incorporation or these By-Laws, all elections and other questions shall be decided by the holders of a majority in number of the shares of stock of the corporation present in person or by proxy and entitled to vote. The votes for directors, and, upon demand of any stockholder, or where required by law, the votes upon any question before the meeting, shall be by ballot; otherwise, the election shall be held as the Chairman of the Board of Directors prescribes.

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          9.   CONSENTS IN WRITING. Any action which might have been taken under these By-Laws by a vote of the stockholders at a meeting thereof may be taken by them without a meeting, without prior notice and without a vote, if a consent in writing setting forth the action so taken shall be signed by the holders of outstanding shares of stock of the corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; provided, that prompt notice of the taking of such corporate action shall be given to those stockholders who have not consented thereto if less than unanimous written consent is obtained.

                    ARTICLE III - Board of Directors

          1. NUMBER; TERM OF OFFICE; POWERS. The business and affairs of the corporation shall be under the direction of a Board of Directors, consisting of not less than three (3) and not more than twenty (20) persons, the exact number of which shall be fixed from time to time by resolution of the Board of Directors. Until such time as the Board of Directors shall by resolution fix a different number of directors, the Board of Directors shall consist of three (3) persons. Directors shall be elected for one year, and shall hold office until their successors are elected and qualified. Directors need not be stockholders. In addition to the power and authority expressly conferred upon them by the By-Laws and the Certificate of Incorporation, the Board of Directors may exercise all such powers of the corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

          2. RESIGNATIONS. Any director may resign at any time by giving written notice of resignation to the Board of Directors, to the Chairman of the Board of Directors or to the Secretary of the corporation. Any such resignation shall take effect at the time specified therein, or if the time be not specified therein, then upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective.

          3. VACANCIES. Except as otherwise specifically provided by law, the Certificate of Incorporation or these By-Laws, all vacancies in the Board of Directors, whether caused by resignation, death, increase in the number of authorized directors or otherwise, may be filled by a majority of the Board of Directors then in office, even though less than a quorum, or by the stockholders at a special meeting. A director thus elected to fill any vacancy shall hold office until the next annual meeting of stockholders and until a successor is elected and qualified.

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          4.   ANNUAL MEETING.  The annual meeting of the Board of Directors, for the election of officers and the transaction of other business, shall be held on the same day and at the same place as, and as soon as practicable following, the annual meeting of stockholders, or at such other date, time or place as the directors may by resolution designate.

          5. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such times, and at such place within or outside the State of Delaware, as the Board of Directors may from time to time by resolution designate.

          6. SPECIAL MEETINGS. Special meetings of the directors may be called at any time by the Chairman of the Board of Directors; or the President; or by the Secretary upon written request of one-third of the directors, such request stating the purpose for which the meeting is to be called. Special meetings shall be held at the principal office of the corporation or at such office within or outside the State of Delaware as the directors may from time to time designate.

          7. NOTICE OF MEETING. Except as otherwise required by law, notice of special meetings of the Board of Directors or of any committee of the Board of Directors shall be given to each director or to each committee member, as the case may be, by mail at least two days before the day on which the meeting is to be held or by personal delivery, word-of-mouth, telephone, telegraph, radio, cable or other comparable means at least six hours before the time at which the meeting is to be held. Such notice shall state the time and place of such meeting, but need not state the purposes thereof unless otherwise required by law. No notice need be given of the annual meeting of directors or of regular meetings of directors or of committees of the Board of Directors, provided that, whenever the time or place of such meetings shall be fixed or changed, notice of such action shall be given promptly to each director or to each committee member, as the case may be, who shall not have been present at the meeting at which such action was taken.

          8. QUORUM; ADJOURNED MEETINGS; REQUIRED VOTE. A majority of the Board of Directors as constituted from time to time shall be necessary and sufficient at all meetings to constitute a quorum for the transaction of business. In the absence of a quorum, a majority of those present may adjourn the meeting from time to time and the meeting may be held as adjourned without further notice provided a quorum be present at such adjourned meeting. Unless otherwise specifically provided by the Certificate of Incorporation or statute, the act of a majority of the directors present at any properly convened meeting at which there is a quorum, but in no case

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less than one-third of all of the directors then in office, shall be the act of the Board of Directors.

          9. COMMITTEES. Standing or Temporary Committees may be appointed from their own number by the Board of Directors from time to time, and the directors may from time to time vest such committees with such powers as the directors may see fit, subject to such conditions as the directors may prescribe or as may be prescribed by law. All committees shall consist of two or more directors. The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors; provided, however, that any committee member who ceases to be a director shall IPSO FACTO cease to be a committee member. Any member of any committee may be removed at any time with or without cause by the Board of Directors, and any vacancy in any committee may be filled by the Board of Directors. All committees shall keep regular minutes of their transactions and shall cause them to be recorded in books kept for that purpose in the office of the corporation, and shall report the same to the Board of Directors at their regular meetings. Subject to this Section 9 and except as otherwise determined by the Board of Directors, each committee may make rules for the conduct of its business.

          10. COMPENSATION. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees, other compensation and expenses for their services as directors, including, without limitation, services as chairmen or as members of committees of the directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

          11. CONSENTS IN WRITING. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

          12. PARTICIPATION BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee may participate in a meeting of such Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at the meeting.

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                            ARTICLE IV - Officers

          1. OFFICERS. The corporation may have a Chairman of the Board of Directors, one or more Vice Chairmen of the Board of Directors, a President, one or more Vice Presidents, which may include Executive and Senior Vice Presidents, a General Counsel, a Secretary, a Treasurer, a Controller and such other officers and assistant officers as the Board of Directors shall deem appropriate; provided, that the corporation shall have such officers as are required by applicable law. Officers shall be elected annually by the Board of Directors. One person may hold more than one office.

          2. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall preside at all meetings of stockholders and directors, shall be the chief executive officer of the corporation and, subject to the direction of the Board of Directors, shall have general supervision and management of the business and affairs of the corporation and shall perform all such other duties as are incident to such office or are properly required by the Board of Directors.

          3. VICE CHAIRMAN OF THE BOARD. The Vice Chairman of the Board of Directors shall (in the absence of the Chairman of the Board of Directors) preside at all meetings and shall perform all such other duties as are properly required by the Board of Directors or the Chairman of the Board of Directors.

          4. PRESIDENT. The President shall be the chief operating officer of this corporation and shall, subject to the direction of the Board of Directors and the Chairman of the Board of Directors, direct and supervise the business and affairs of the corporation and shall perform all such other duties as are incident to such office or as are properly required by the Board of Directors or the Chairman of the Board of Directors. During the absence or disability of the Chairman of the Board of Directors, or in the event such office remains vacant, the President shall exercise all powers and discharge all the duties of the Chairman of the Board of Directors.

          5. EXECUTIVE VICE PRESIDENTS AND VICE PRESIDENTS. Each of the Executive Vice Presidents and other Vice Presidents shall perform such duties as are properly required by the Board of Directors, the Chairman of the Board of Directors or the President.

          6. GENERAL COUNSEL. The General Counsel shall advise the corporation on legal matters affecting the corporation and its activities, shall super-

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vise and direct the handling of all such legal matters and shall perform all such other duties as are incident to the office of General Counsel.

          7. TREASURER. The Treasurer shall have the custody of all moneys and securities of the corporation and shall keep or cause to be kept accurate accounts of all moneys received or payments made in books kept for that purpose. The Treasurer shall deposit or cause to be deposited funds of the corporation in accordance with Article V, Section 2 of these By-Laws and shall disburse the funds of the corporation by checks or vouchers as authorized by the Board of Directors. The Treasurer shall also perform all other duties incident to the office of Treasurer.

          8. SECRETARY. The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, and, when required, the minutes of the meetings of the committees, and shall be responsible for the custody of all such minutes. The Secretary shall be responsible for the custody of the stock ledger and documents of the corporation. The Secretary shall have custody of the corporate seal and shall affix and attest such seal to any instrument whose execution under seal shall have been duly authorized and enjoy all other powers incident to the office of Secretary.

          9. CONTROLLER. The Controller shall be the chief accounting officer of the corporation. The Controller shall keep or cause to be kept all books of accounts and accounting records of the corporation and shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the corporation. The Controller shall prepare or cause to be prepared appropriate financial statements for the corporation and shall have such other powers and perform such other duties as may be incident to the office of Controller.

          10. OTHER OFFICERS AND ASSISTANT OFFICERS. All other officers and assistant officers shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors, the Chairman of the Board of Directors, or the President.

          11. TERM OF OFFICE; VACANCIES. Each officer shall hold office until the annual meeting of the Board of Directors following the end of the term of the Board by which such officer is elected, except in the case of earlier death, resignation or removal. Vacancies in any office arising from any cause may be filled by the directors at any regular or special meeting.

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          12.  REMOVAL.  Any officer elected or appointed by the Board of
Directors may be removed at any time, with or without cause, by the Board of Directors.

                       ARTICLE V - Dividends and Finance

          1. DIVIDENDS. Dividends may be declared to the full extent permitted by law at such times as the Board of Directors shall direct.

          2. DEPOSITS; WITHDRAWALS; NOTES AND OTHER INSTRUMENTS. The moneys of the corporation shall be deposited in the name of the corporation in such banks or trust companies as shall be designated by the Board of Directors, and shall be drawn out only by persons designated from time to time by the Board of Directors or by an officer of this corporation to whom the Board of Directors has delegated such authority. All notes and other instruments for the payment of money shall be signed or endorsed by officers or other persons authorized from time to time by the Board of Directors or by an officer of this corporation to whom the Board of Directors has delegated such authority.

          3. FISCAL YEAR. The fiscal year of the corporation shall date from the first day of January in each year.

                   ARTICLE VI - Books and Records; Record Date

          1. BOOKS AND RECORDS. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Delaware, may be kept within or outside of the said State at such places as the Board of Directors may from time to time appoint.

          2. RECORD DATE. The Board of Directors is authorized to fix in advance a date, not exceeding sixty (60) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent. In such case such stockholders and only such stockholders as shall be

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stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. Any such record date fixed in connection with a meeting of stockholders shall not be less than ten (10) days before the date of such meeting.

                          ARTICLE VII - Notices

          1. NOTICES. Whenever any provision of law or these By-Laws requires notice to be given to any director, officer or stockholder, such notice may be given in writing by mailing the same to such director, officer or stockholder at his or her address as the same appears in the books of the corporation, unless such stockholder shall have filed with the Secretary a written request that notices intended for him or her be mailed to some other address, in which case it shall be mailed to the address designated in such request. The time when the same shall be mailed shall be deemed to be the time of the giving of such notice. This section shall not be deemed to preclude the giving of notice by other means if permitted by the applicable provision of law or these By-Laws.

          2. WAIVERS OF NOTICE. A waiver of any notice in writing, signed by a stockholder, director or officer, whether before or after the time stated in said waiver for holding a meeting, shall be deemed equivalent to a notice required to be given to any director, officer or stockholder.

                      ARTICLE VIII - Contracts

          1. INTERESTED DIRECTORS OR OFFICERS. No contract or transaction between the corporation and one or more of its directors or officers, or between the corporation and any other corporation, partnership, association, or other organization in which one or more of the directors or officers of the corporation are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer of the corporation is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

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                         (i)   The material facts as to the relationship or
     interest of such person and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee thereof, and the Board of Directors or committee in good faith authorizes the contract or transaction by a vote sufficient for such purpose without counting the vote of the interested director or directors of the corporation; provided, however, that common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee; or

                         (ii) The material facts as to the relationship or interest of such person and as to the contract or transaction are disclosed or are known to the stockholders of the corporation entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders of the corporation; or

                         (iii) The contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders of the corporation.

                        ARTICLE IX - Seal

          1. SEAL. The corporate seal of the corporation shall consist of two concentric circles, between which is the name of the corporation, and in the center shall be inscribed the year of its incorporation and the words, "Corporate Seal, Delaware."

                     ARTICLE X  - Indemnification

          1. INDEMNIFICATION IN THIRD PARTY ACTIONS. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, Vending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against all expense, liability and loss (including attorneys' fees, judgments,

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fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that no indemnification shall be made in respect of any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

          2. INDEMNIFICATION IN AN ACTION BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer or employee of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of (a) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court shall deem proper, or (b) any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

          3. INDEMNIFICATION AS OF RIGHT. To the extent that a director, officer or employee of the corporation has been successful on the merits or otherwise

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in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article X, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          4. DETERMINATION OF INDEMNIFICATION. Any indemnification under Sections 1 and 2 of this Article X (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer or employee is proper in the circumstances because the person has met the applicable standard of conduct set forth in such Sections 1 and 2. Such determination shall be made with respect to a person who is a director or officer at the time of such determination, (a) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (b) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (c) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

          5. ADVANCE FOR EXPENSES. Expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer or employee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article
X, except that no advancement of expenses shall be made in respect of any proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

          6.   GENERAL PROVISIONS.

               (a) All expenses (including attorneys' fees) incurred in defending any civil, criminal, administrative or investigative action, suit or proceeding which are advanced by the corporation under Section 5 of this
Article X shall be repaid (i) in case the person receiving such advance is ultimately found, under the procedure set forth in this Article X, not to be entitled to indemnification, or (ii) where indemnification is granted, to the extent that the expenses so advanced by the corporation exceed the indemnification to which such person is entitled.

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               (b)  The corporation may indemnify each person, though he or she is not or was not a director, officer or employee of the corporation, who served at the request of the corporation on a committee created by the Board of Directors to consider and report to it in respect of any matter. Any such indemnification may be made under the preceding provisions of this Article X and shall be subject to the limitations thereof except that (as indicated) any such committee member need not be nor have been a director, officer or employee of the corporation.

               (c) The provisions of this Article X shall be applicable to appeals. References to "serving at the request of the corporation" shall include without limitation any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation."

               (d) If any section, subsection, paragraph, sentence, clause, phrase or word in this Article X shall be adjudicated invalid or unenforceable, such adjudication shall not be deemed to invalidate or otherwise affect any other section, subsection, paragraph, sentence, clause, phrase or word of this Article.

               (e) The indemnification and advancement of expenses provided by, or granted pursuant to, this Article X shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in their official capacities and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of the heirs, executors, and administrators of such a person.

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




                           ARTICLE XI - Amendments

          1. AMENDMENTS. Alterations or amendments of these By-Laws may be made by the stockholders at any annual or special meeting if the notice of such meeting contains a statement of the proposed alteration or amendment, or by the Board of Directors at any annual, regular or special meeting, provided notice of such alteration or amendment has been given to each director in writing at least five (5) days prior to said meeting or has been waived by all the directors.

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

                              AMENDMENT TO THE BYLAWS OF
                           LATAS DE ALUMINIO REYNOLDS, INC.
                          (EFFECTIVE AS OF AUGUST 10, 1998)

          Section 3 of the bylaws is hereby amended and replaced with a new
Section 3 to read as follows:

          3. HOLDERS OF RECORD. Registered stockholders only shall be entitled to be treated by the corporation as the holders in fact of the stock standing in their respective names.

























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